Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is among Balqon Corporation, a Nevada corporation (the “Company”), the holders of the Company’s 10% Secured Subordinated Convertible Notes due March 31, 2013 (collectively, the “Notes”) each a signatory hereto whether by execution of this Agreement or Annex A to this Agreement, their endorsees, transferees and assigns (collectively, the “Secured Parties”), and Matt Goldman, an individual, as collateral agent, effective as of May 18, 2012 (the “Effective Date”) as evidenced by the date affixed to the signature pages annexed hereto.

WITNESSETH:

WHEREAS, the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Company has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent, a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Notes.

(a)              “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)               All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto; and (B) all inventory;

1

(ii)             All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, Intellectual Property (as defined below and more fully described herein) licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)           All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)            All documents, letter-of-credit rights, instruments and chattel paper;

(v)             All commercial tort claims;

(vi)            All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)          All investment property;

(viii)         All supporting obligations; and

(ix)           All files, records, books of account, business papers, and computer programs; and

(x)            the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in any direct or indirect subsidiary of the Company obtained in the future, including any Pledged Securities, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with any of the foregoing, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9406, 9407 and/or 9408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

2

(b)             “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)              “Majority in Interest” means, at any time of determination, the Secured Parties holding 51% of then-outstanding principal amount of Notes.

(d)             “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(e)              “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(f)              “Organizational Documents” means the Company’s articles of incorporation and bylaws.

3

(g)             “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h)             “Pledged Securities” means all the capital stock and other equity interests in any direct or indirect subsidiary of the Company obtained after the date of this Agreement.

(i)               “Super Majority in Interest” means, at any time of determination, the Secure Parties holding 67% of then-outstanding principal amount of Notes.

(j)               “UCC” means the Uniform Commercial Code of the State of California and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.                Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent, as representative of the Secured Parties, for the ratable benefit of the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.                Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, the Company shall deliver or cause to be delivered to the Agent any and all certificates and other instruments or documents representing any of the Collateral, in each case, together with all Necessary Endorsements.

4.                Representations, Warranties, Covenants and Agreements of the Company. Except as set forth under the corresponding section of the disclosure schedule delivered to the Secured Parties concurrently herewith (the “Disclosure Schedule”), which Disclosure Schedule shall be deemed a part hereof, the Company represents and warrants to, and covenants and agrees with, the Secured Parties, as of the Effective Date, as follows:

(a)              The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)             The Company has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except the Company’s principal executive offices.

4

(c)              The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at its principal place of business and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which location must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests created in favor of the Secured Parties as a valid, perfected and continuing perfected first priority lien in the Collateral.

(d)             The Company hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(e)              The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

(f)              As of the date of this Agreement, the Company has no subsidiaries, no Pledged Securities and no Pledged Interests.

(g)             The ownership and other equity interests in partnerships and limited liability companies, if any, obtained after the date of this Agreement and included in the Collateral (the “Pledged Interests”) by their express terms will not provide that they are securities governed by Article 8 of the UCC and will not be held in a securities account or by any financial intermediary.

(h)             Upon the request of the Agent, acting upon the written direction of a Super Majority in Interest, the Company will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Company shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(i)               The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business and sales of inventory by the Company in its ordinary course of business) without the prior written consent of a Majority in Interest.

5

(j)               The Company shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(k)             The Company shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Company shall cause each insurance policy issued in connection herewith to provide, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy and (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the Company to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the Company; provided, however, that payments received by the Company after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent for the benefit of the Secured Parties and, if received by the Company, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by a Majority Interest. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued. The Agent shall have no obligation or liability for determining whether insurance coverage is appropriate or in effect.

(l)               The Company shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent, acting upon the written direction of a Super Majority in Interest, may deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Company’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(m)           The Company shall permit the Agent, acting upon the written direction of a Super Majority in Interest, and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(n)             The Company shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

6

(o)             The Company shall promptly notify the Secured Parties and the Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(p)             All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(q)             The Company shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(r)              The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties and the Agent of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(s)              Except in the ordinary course of business, the Company may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of a Majority Interest which shall not be unreasonably withheld.

(t)              The Company may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and the Agent and so long as, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(u)             The Company is organized under the laws of the state of Nevada.

(v)             At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Company shall inventory and deliver such Collateral to the Agent.

(w)            The Company, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of a Super Majority in Interest regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8106 (or any successor section) of the UCC. Further, except with respect to the Senior Indebtedness, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(x)             Upon the request of the Agent, acting upon the written direction of a Super Majority in Interest, the Company shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the Company shall cause the underlying chattel paper to be created, stored and assigned in accordance with Section 9105 of the UCC (or successor section thereto).

7

(y)             If there is any investment property or deposit account (except for deposit accounts held by a holder of Senior Indebtedness) included as Collateral that can be perfected by “control” through an account control agreement, the Company shall cause such an account control agreement to be entered into and delivered to the Agent for the benefit of the Secured Parties upon the request of the Agent, acting upon the written direction of a Super Majority in Interest.

(z)              To the extent that any Collateral consists of letter-of-credit rights, the Company shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(aa)           To the extent that any Collateral is in the possession of any third party, the Company shall notify such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(bb)          If the Company shall at any time hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Parties in a writing signed by the Company of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing in form and substance reasonably satisfactory to the agent.

(cc)           The Company shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(dd)          The Company shall cause each subsidiary of the Company, if any, to immediately become a party hereto (an “Additional Obligor”), by executing and delivering an Additional Obligor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Company. Concurrent therewith, the Additional Obligor shall deliver to each Secured Party and the Agent replacement Disclosure Schedule for, or supplements to the Disclosure Schedule to (or referred to in) this Agreement, as applicable, which replacement Disclosure Schedule shall supersede, or supplements shall modify, the Disclosure Schedule then in effect. The Additional Obligor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent, acting upon the written direction of a Super Majority in Interest, may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Obligor shall be and become a party to this Agreement with the same rights and obligations as the Company, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Obligor Joinder, and all references herein to the “Company” shall be deemed to include each Additional Obligor.

8

(ee)           The Company shall vote the Pledged Securities, if any, to comply with the covenants and agreements set forth herein and in the Notes.

(ff)            The Company shall register the pledge of the applicable Pledged Securities, if any, on the books of the Company. Further, except with respect to certificated securities delivered to the Agent, the Company shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Agent, acting upon the written direction of a Super Majority in Interest, during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of the Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of a Super Majority in Interest regarding such Pledged Securities without the further consent of the Company.

(gg)          In the event that, upon an occurrence of an Event of Default, the Agent, acting upon the written direction of a Super Majority in Interest, shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities. The Company shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Company and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Company and its direct and indirect subsidiaries, if so directed by a Super Majority in Interest; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Agent and allow the Transferee or the Agent to continue the business of the Company and its direct and indirect subsidiaries.

(hh)          Without limiting the generality of the other obligations of the Company hereunder, the Company shall promptly (i) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, (ii) give the Agent notice whenever it files an application to register any copyrights, trademarks or patents, and (iii) supplement any Intellectual Property Security Agreement to grant a security interest in such new or additional Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office.

(ii)             The Company will from time to time, at the expense of the Company, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request in writing, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

9

5.                Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Company is subject or to which the Company is party.

6.                Defaults. The following events shall be “Events of Default”:

(a)              The occurrence of an Event of Default under the Notes;

(b)             Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(c)              The failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after delivery to the Company of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure same in a timely fashion; or

(d)             If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

7.                Duty To Hold In Trust.

(a)              Subject to the terms and conditions contained in the Notes with respect to Senior Indebtedness, upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b)             Subject to the terms and conditions contained in the Notes with respect to Senior Indebtedness, if the Company shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Company or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), the Company agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth business day following the receipt thereof by the Company, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

10

8.                Rights and Remedies Upon Default.

(a)              Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, subject to the rights of the holders of any Senior Indebtedness as set forth in the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the rights and powers listed below and shall act in accordance with such rights and powers upon the written direction of a Super Majority in Interest (for the avoidance of doubt, absent written direction from a Super Majority in Interest, the Agent shall not have the obligation to act in accordance with the rights set forth below):

(i)               The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Agent, without rent, all of the Company’s premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form and the Company hereby waives its right to notice of such actions.

(ii)             All rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of the Agent, to exercise all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at the direction of a Majority in Interest, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company or any of its direct or indirect subsidiaries.

(iii)           The Agent shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as a Super Majority in Interest may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, and upon the written direction of a Super Majority in Interest, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

11

(iv)            The Agent, acting upon the written direction of the Secured Parties, shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Company’s rights against such account debtors and obligors.

(v)             The Agent, for the benefit of the Secured Parties, and acting upon the written direction on a Super Majority in Interest, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi)            The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral, including that of the Agent for the benefit of the Secured Parties.

(b)             The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may, acting upon the written direction of a Super Majority in Interest, sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser and received by the Agent or party acting on behalf of the Agent. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)              For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, the Company hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.                Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses, costs and due compensation of the Agent in connection with the Agent’s performance hereunder in connection with the transactions contemplated hereunder (including, without limitation, any taxes, fees and other costs incurred in connection therewith and any reasonable attorneys’ fees and expenses incurred by the Agent), and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and then to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Agent and the Secured Parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Agent or the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties and the Agent arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

12

10.             Securities Law Provision. The Company recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. The Company shall cooperate with the Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Agent) applicable to the sale of the Pledged Securities by the Agent.

11.             Costs and Expenses. The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by a Super Majority in Interest. The Company shall also pay all other claims and charges which in the reasonable opinion of a Majority Interest is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Company will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Such fees shall be paid within 15 days of submission of a request by the Agent to the Company.

12.             Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract, insurance policy or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13

13.             Security Interests Absolute. All rights of the Secured Parties and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.             Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement (including, without limitation, Annex B hereto and the payment of fees and expenses set forth in Section 11 hereof) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement or the resignation or removal of the Agent.

14

15.             Power of Attorney; Further Assurances.

(a)              The Company authorizes the Agent, acting on behalf of and at the direction of the Secured Parties, as set forth herein, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent, acting upon the written direction of a Super Majority in Interest, deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)             On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Section 15(b) of the Disclosure Schedule, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent and/or a Super Majority in Interest, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)              The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, to take any action and to execute any instrument which the Agent, acting upon the written direction of a Super Majority in Interest, may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

15

16.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

17.             Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.             Appointment of the Agent. The Secured Parties hereby appoint the Matthew Goldman to act as their agent (the “Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Super Majority in Interest, at which time a Super Majority in Interest shall appoint a new the Agent. The Agent shall have the rights, responsibilities and immunities set forth herein and in Annex B hereto. Upon a written request from the Agent, the Company shall, within two Trading Days of the delivery of such notice, provide the Agent with the names of the Secured Parties and the outstanding principal amount of Notes then held by such Secured Parties. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement as it deems appropriate, if it shall not have received such advice or concurrence of a Super Majority in Interest. This provision is intended solely for the benefit of the Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Transaction document, or confer any rights or benefits on any party hereto.

19.             Miscellaneous.

(a)              No course of dealing between the Company and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)             All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)              This Agreement, together with the exhibits and Disclosure Schedule hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and Disclosure Schedule hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Secured Parties holding 67% or more of the principal amount of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

16

(d)             If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)              No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)              This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)             Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)             Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Orange County, California. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17

(i)               This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)               The Company shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, Annex B, the Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k)             Nothing in this Agreement shall be construed to subject the Agent or any Secured Party to liability as an officer or director of the Company or a partner in any of the Company’s direct or indirect subsidiaries that is a partnership or as a member in any of the Company direct or indirect subsidiaries that is a limited liability company, nor shall the Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(l)               To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

(m)           The Company and each Secured Party is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act") and the Agent (for itself and not on behalf of any Secured Party), hereby notifies all future Secured Parties, including subsequent assignees or transferees, that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Secured Party, which information includes the name and address of the Secured Party and other information that will allow the Agent, to identify the Secured Party in accordance with the Patriot Act. The Secured Parties shall provide such information and take such actions as are requested by the Agent in order to maintain compliance with the Patriot Act.

(n)             In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder directly or indirectly caused by events beyond its control, including general labor disputes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services, provided that lack of funds or other financial circumstances and labor disputes only by the personnel of the affected party shall not constitute an event beyond its control hereunder and provided, further, that the Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

[SIGNATURE PAGES FOLLOW]

18

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the dates set forth below.

COMPANY	BALQON CORPORATION
By: /s/ Balwinder Samra
Balwinder Samra,
Chief Executive Officer

Dated: May 18, 2012

Address: 1420 240th Street, Harbor City, CA 90710
____________________
Facsimile: (310) 326-3058
Email: bsamra@balqon.com
AGENT	MATTHEW GOLDMAN
_________________________
Dated: ____________________
Address: __________________
__________________
Facsimile: __________________
Email: _____________________

19

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

Name of Secured Party:                                                                                                                        _____

Signature of Secured Party (or Authorized Signatory if an entity):

Name of Authorized Signatory (if an entity):

Title of Authorized Signatory (if an entity):

Address of Secured Party:                    _________________________________________

Email Address of Secured Party:                        ____________________________________

Facsimile Number of Secured Party:                        __________________________________

Dated:

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

20

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL OBLIGOR JOINDER

Security Agreement dated as of May 18, 2012 made by
Balqon Corporation
to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Obligor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Obligor under the Security Agreement, (b) have all the rights and obligations of the Company under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Obligor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Disclosure Schedule to the Security Agreement, as applicable.

An executed copy of this Additional Obligor Joinder shall be delivered to the Secured Parties and the Agent, and the Secured Parties and the Agent may rely on the matters set forth herein on or after the date hereof. This Additional Obligor Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

A-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Obligor Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Obligor]

By:____________________

Name:
Title:

Dated:______________________
Address:_____________________
_____________________
Facsimile:_____________________
Email:________________________

A-2

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1.        Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate Matthew Goldman (“the Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees at the expense of the Company as set forth in the Agreement.

2.        Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Company or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3.        Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, financial statements, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document or any contracts or insurance policies, or for the financial condition of the Company or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

B-1

4.        Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties upon the written direction of a Super Majority in Interest. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement as it deems appropriate, if it shall not have received such advice or concurrence of a Super Majority in Interest. This provision is intended solely for the benefit of the Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Transaction document, or confer any rights or benefits on any party hereto. If such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability, or (ii) require it to expend or risk its own funds, or (iii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.        Reliance. The Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, facsimile, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.        Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to the outstanding amount of their respective principal amounts of Notes at the time of determination, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as the Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action. The provisions of this Section 6 shall survive the termination of the Agreement and the resignation or removal of the Agent.

B-2

7.        Resignation by the Agent.

(a)        The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (pursuant to Section 16 of the Agreement) to the Company and the Secured Parties. Such resignation shall take effect upon the appointment of a successor the Agent pursuant to clauses (b) and (c) below.

(b)        Upon any such notice of resignation, the Secured Parties, acting by a Super Majority in Interest, shall appoint a successor the Agent hereunder.

(c)        If a successor the Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor the Agent who shall serve as the Agent until such time, if any, as the Secured Parties appoint a successor the Agent as provided above. If a successor the Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Company and the Secured Parties in a proceeding for the appointment of a successor the Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand.

8.        Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as the Agent hereunder by a successor the Agent, such successor the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Agent and the retiring the Agent shall be discharged from its duties and obligations under the Agreement. After any retiring the Agent’s resignation or removal hereunder as the Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

9.        Notices. Any and all notices or other communications or deliveries shall be made pursuant to Section 16 of the Agreement.

B-3

ANNEX C
to
SECURITY
AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of _________, _____, is made by BALQON CORPORATION, a Nevada corporation (“Grantor”) in favor of Matt Goldman (“Collateral Agent”), as collateral agent for the holders (the “Secured Parties”) of the Company’s 10% Secured Subordinated Convertible Notes due March 31, 2013 (the “Notes”).

1.               R E C I T A L S

A. The Secured Parties have entered into the Notes with Grantor.

B. As a condition precedent to the making of loans by the Secured Parties under the Notes, Grantor has executed and delivered that certain Security Agreement dated as of the same day herewith, made by and among Grantor and the Secured Parties (the “Security Agreement”).

C. Under the terms of the Security Agreement, Grantor has granted to Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of Grantor, and has agreed to execute and deliver this IP Security Agreement, for recording with national, federal and state government authorities including but not limited to, with respect to individual patents, registered trademarks and registered copyrights, and applications for the foregoing, recording with the United States Patent and Trademark Office and the United States Copyright Office.

2.               A G R E E M E N T

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1.                Grant of Security. Grantor hereby grants to Collateral Agent for the benefit of the Secured Parties a security interest in all of Grantor's right, title and interest in and to the following (the “IP Collateral”):

(a)              All copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office;

C-1

(b)             All letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof;

(c)              All trademarks, common law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto;

(d)             All trade secrets arising under the laws of the United States, any other country or any political subdivision thereof;

(e)              All rights to obtain any reissues, renewals or extensions of the foregoing;

(f)              All licenses for any of the foregoing;

(g)             All causes of action for infringement of the foregoing;

(h)             Any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(i)               Any and all claims, with respect to any of the foregoing, for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.                Recordation. Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by the Collateral Agent.

3.                Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Collateral Agent with respect to the IP Collateral are as provided by the Security Agreement and annexes thereto, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.                Execution in Counterparts. This IP Security Agreement may be executed in counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same IP Security Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

C-2

5.                Governing Law. This IP Security Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties have caused this IP Security Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

GRANTOR	BALQON CORPORATION, a Nevada corporation

By: ____________________

Name: ____________________

Its: ____________________

AGREED TO AND ACCEPTED:

COLLATERAL AGENT	____________________
Matt Goldman

C-3

DISCLOSURE SCHEDULE

to the

SECURITY AGREEMENT

by and among

BALQON CORPORATION,

THE HOLDERS OF BALQON CORPORATION’S 10% SECURED SUBORDINATED CONVERTIBLE NOTES DUE MARCH 31, 2013,

AND

THE COLLATERAL AGENT

This Disclosure Schedule is hereby delivered by Balqon Corporation, a Nevada corporation (the “Company”) in accordance with the provisions of that certain Security Agreement by and among the Company, the holders of the Company’s 10% Secured Subordinated Convertible Notes due March 31, 2013 and Matthew Goldman, an individual, as Collateral Agent (the “Agreement”) entered into in connection with sale of securities pursuant to those certain Securities Purchase Agreements (“Exchange Agreements”) entered into between the Company and the investors who purchased the Company’s securities pursuant to the Company’s Confidential Private Placement Memorandum dated March 21, 2012. Capitalized terms that are used in this Disclosure Schedule and are not defined shall have the meaning set forth in the Agreement.

Any matter set forth in a section of this Disclosure Schedule with respect to a particular representation and warranty in the Agreement shall be deemed an exception to any other representations and warranties in the Agreement to which it may relate provided the disclosure is in sufficient detail to enable a reasonable person to identify such other representations and warranties to which such information is responsive. Failure to provide a cross-reference from one section of this Disclosure Schedule to other applicable sections of this Disclosure Schedule shall not, however, in and of itself be deemed a failure to disclose unless a reasonable person would be unable to determine that the disclosure contained in such section of this Disclosure Schedule applies to other representations or warranties contained in the Agreement.

Headings have been inserted on the separate sections of this Disclosure Schedule for convenience of reference only and shall not have the effect of amending or changing the content or meaning of the section as set forth in the Agreement.

This Disclosure Schedule is part of the Agreement and are incorporated by reference therein.

4

Section 15(b).

Nevada.